Exhibit 99.1

VIROPHARMA INCORPORATED Contacts:

Vincent J. Milano

President and Chief Executive Officer

Phone (610) 321- 6225

William C. Roberts

Vice President, Corporate Communications

Phone (610) 321-6288

Kristina M. Broadbelt (for media)

Assistant Director, PR & Advocacy

Phone (610) 321- 2358

Jason Tuthill (for Lev Shareholders)

Director, Investor Relations

Lev Pharmaceuticals

Phone (212) 850- 9120

VIROPHARMA TO ACQUIRE LEV PHARMACUETICALS

- Acquisition Adds Late Stage Product Targeting Life-threatening

Hereditary Angioedema Disease with Limited Treatment Options -

- Companies to Host Conference Call at 10:30 A.M Eastern Today to Discuss Transaction -

EXTON, Pa., July 15, 2008 — ViroPharma Incorporated (Nasdaq: VPHM) and Lev Pharmaceuticals, Inc. (OTCBB: LEVP) today announced that the companies have signed a definitive merger agreement under which ViroPharma will acquire Lev, a biopharmaceutical company focused on developing and commercializing therapeutic products for the treatment of inflammatory diseases, for $442.9 million of upfront consideration, or $2.75 per Lev share, comprised of $2.25 per share in cash and $0.50 per share in ViroPharma common stock (subject to a collar). Contingent consideration of up to $1.00 per share may be paid on achievement of certain regulatory and commercial milestones. The transaction with a potential net aggregate value of up to $617.5 million has been unanimously approved by the boards of directors of both companies. The companies expect the transaction to be completed by the end of 2008. In addition, concurrently with the execution of the merger agreement, ViroPharma purchased $20 million of Lev common stock.

The acquisition of Lev Pharmaceuticals further enhances ViroPharma’s pipeline with Cinryze™ (C1 inhibitor (human)), which is currently under regulatory review for approval by the U.S. Food and Drug Administration as a replacement therapy for patients with hereditary angioedema (HAE), also known as C1 esterase inhibitor (C1-INH) deficiency. The use of replacement therapy in patients with C1-INH deficiency is supported by more than 35 years of clinical practice experience in Europe. C1-INH depletion is also implicated in a number of other serious inflammatory disorders.

Hereditary angioedema, or C1-INH deficiency, is a dangerous and potentially deadly inflammatory disease affecting up to 10,000 patients in the United States, caused by a genetic deficiency in an essential protein called C1 esterase inhibitor. Clinical studies have shown that prophylactic C1 inhibitor replacement therapy with Cinryze can significantly reduce the severity, duration and frequency of HAE attacks.

“This transaction is consistent with ViroPharma’s stated objective of broadening our portfolio of therapies for serious life-threatening conditions in selected specialty markets,” commented Vincent Milano, ViroPharma’s president and chief executive officer. “Lev’s orphan drug Cinryze™ is a life-saving therapy treating a very dangerous disease. This opportunity provides a clear strategic fit with ViroPharma: Cinryze targets a market that is addressable with modest additional infrastructure and further serves patients suffering from a disease with few treatment options. We are very pleased to add the expertise of Lev to our organization, and Cinryze to our growing portfolio of options for underserved patient populations with critical and urgent needs.”

“We believe this transaction recognizes the value we have created at Lev and provides our shareholders with attractive financial terms, through the upfront payment and the opportunity to continue to share in the success of Cinryze™ through the ownership of ViroPharma shares and the contingent value rights,” commented Judson Cooper, Lev’s chairman of the board. “Leveraging the combined resources of both companies not only strengthens our C1 inhibitor development platform, but also underscores our commitment to serving patients with critical unmet medical needs.”

Transaction Terms

Under the terms of the merger agreement, ViroPharma will acquire the outstanding common stock of Lev for $2.25 per share in cash and $0.50 per share in stock (“Upfront Consideration”), subject to a collar. The Upfront Consideration value could be lower or higher if the ViroPharma average common share price is lower than $10.03 or higher than $15.68 per share during the twenty trading day period prior to closing. In addition, Lev shareholders will receive the non-transferrable contractual right to two contingent payments (“CVR Payments”) of $0.50 each that could deliver up to an additional $174.6 million, or $1.00 per share in cash, if the Company meets certain targets. The first CVR payment of $0.50 per share would become payable when either (i) Cinryze is approved by the FDA for acute treatment of HAE and the FDA grants orphan exclusivity for Cinryze encompassing the acute treatment of HAE to the exclusion of all other human C1 inhibitor products or (ii) orphan exclusivity for the acute treatment of HAE has not become effective for any third party’s human C1 inhibitor product for two years from the later of the date of closing and the date that orphan exclusivity for Cinryze for the prophylaxis of HAE becomes effective. The second CVR payment of $0.50 per share would become payable when Cinryze reaches at least $600 million in cumulative net product sales within 10 years of closing. The Upfront Consideration of $2.75 per share and the potential for a total value of $3.75 per share represent premiums of 49% and 103%, respectively, over Lev’s closing stock price on July 14, 2008.

Closing is subject to certain conditions including approval under the Hart-Scott-Rodino Act, the approval of Lev’s shareholders and other customary closing conditions. Mr. Judson Cooper, Lev’s chairman of the board, and Dr. Joshua Schein, Lev’s chief executive officer, respectively, and their affiliates, who collectively hold an aggregate of approximately 23% of the outstanding Lev shares, have agreed to vote their shares in favor of the transaction.

Additionally, ViroPharma agreed to make a $20 million investment in Lev, at signing, by purchasing 9,661,836 shares of Lev common stock at a 10 percent premium to the five day average closing price of Lev’s shares for the period ending Friday, July 11, 2008, sold pursuant to Lev’s effective registration statement on Form S-3.

J.P. Morgan Securities Inc. advised ViroPharma and DLA Piper US LLP acted as legal counsel. In addition, Piper Jaffray & Co. provided a fairness opinion to ViroPharma’s board of directors. J.P. Morgan Securities Inc., as successor to Bear, Stearns & Co. Inc., advised Lev and provided a fairness opinion to Lev’s board of directors. Willkie Farr & Gallagher LLP and Becker & Poliakoff, LLP acted as legal counsel to Lev.

Conference Call and Webcast Information

ViroPharma will host a live teleconference and webcast (featuring slide presentation) with senior management to discuss the strategic acquisition of Lev Pharmaceuticals on Tuesday, July 15, 2008 at 10:30 a.m. ET. Members of Lev Pharmaceuticals senior management will be available during the question and answer period. To participate in the conference call, please dial 888-299-4099 (domestic) and 302-709-8337 (international). After placing the call, please tell the operator you wish to join the ViroPharma investor conference call.

Alternatively, the live webcast of the conference call and slide presentation can be accessed via ViroPharma’s website at http://www.viropharma.com and Lev’s website at http://www.levpharma.com. Windows Media or Real Player will be needed to access the webcast. An audio archive will be available at the same address until August 1, 2008.

Cinryze™ Regulatory Status

On May 2, 2008, the Blood Products Advisory Committee (BPAC) to the U.S. Food and Drug Administration (FDA) voted unanimously that there is sufficient evidence of the safety and efficacy for the approval of Cinryze for the prophylactic treatment of HAE. The data from Lev’s acute treatment trial was not presented before the BPAC and is currently under active review at FDA. On May 6, 2008, Lev announced that FDA accepted for review Lev’s complete response submission for Cinryze targeting an action date of October 14, 2008.

About Hereditary Angioedema

HAE is the result of a defect in the gene controlling the synthesis of C1 inhibitor. C1 inhibitor maintains the natural regulation of the contact, complement, and fibrinolytic systems, that when left unrestricted, can initiate or perpetuate an attack by consuming the already low levels of endogenous C1 inhibitor in HAE patients. Patients with C1 inhibitor deficiency experience recurrent, unpredictable, debilitating, and potentially life threatening attacks of inflammation affecting the larynx, abdomen, face, extremities and urogenital tract. While there is no approved therapy for acute HAE attacks in the U.S., a commercially available C1 inhibitor has been used in Europe to treat HAE for more than 35 years. There are estimated to be 10,000 people with HAE in the U.S.

Additional information on HAE can be obtained from the U.S. Hereditary Angioedema Association at www.haea.org.

About ViroPharma Incorporated

ViroPharma Incorporated is a biopharmaceutical company dedicated to the development and commercialization of products that address serious diseases treated by physician specialists and in hospital settings. ViroPharma commercializes Vancocin®, approved for oral administration for treatment of antibiotic-associated pseudomembranous colitis caused by Clostridium difficile and enterocolitis caused by Staphylococcus aureus, including methicillin-resistant strains (for prescribing information, please download the package insert at http://www.viropharma.com/Products.aspx). ViroPharma currently focuses its drug development activities in diseases including cytomegalovirus (CMV) and C. difficile. For more information on ViroPharma, visit the company’s website at www.viropharma.com.

About Lev Pharmaceuticals, Inc.

Lev is a biopharmaceutical company focused on developing and commercializing therapeutic products for the treatment of inflammatory diseases. Lev’s lead product candidate, Cinryze™ (C1 inhibitor (human)), is being developed as a replacement therapy for hereditary angioedema (HAE), also known as C1 inhibitor deficiency. Additionally, Lev is in the process of prioritizing its C1 inhibitor development platform for the treatment of selective other diseases and disorders in which inflammation is known or believed to play an underlying role.

ViroPharma Forward-Looking Statements

Information set forth in this press release contains forward-looking statements, which involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving ViroPharma and Lev, including, among others, future financial and operating results, cost savings, enhanced revenues, ViroPharma’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Lev stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that revenues following the merger will be lower than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; new information arising out of clinical trial results; the risk that the safety and/or efficacy results of existing clinical trials for Cinryze™ will not support approval for a biologics license; the risk that FDA may require Lev, or after the merger, ViroPharma, to conduct additional clinical trials for Cinryze™; the risk that FDA may interpret data differently than Lev, or after the merger, ViroPharma, does or requires more data or a more rigorous analysis of data than expected; the risk that FDA will not approve a product for which a biologics license has been applied; obtaining regulatory approval to market Cinryze™; market acceptance of Cinryze™; maintaining the orphan drug status associated with Cinryze™. These factors, and other factors, including, but not limited to those described in ViroPharma’s filings with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in this press release. The forward-looking statements contained in this press release may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

Lev Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to when and whether the proposed acquisition will be consummated, including whether due to antitrust approvals, approval of the proposed transaction by the shareholders of Lev or otherwise, new information arising out of clinical trial results, the risk that the safety and/or efficacy results of existing clinical trials for CinryzeTM will not support approval for a biologics license, the risk that FDA may require us to conduct additional clinical trials for CinryzeTM, the risk that FDA may interpret data differently than we do or require more data or a more rigorous analysis of data than expected, the risk that FDA will not approve a product for which a biologics license has been applied, our heavy dependence on the success of Cinryze™, our dependence on our suppliers, our dependence on third parties to manufacture Cinryze™, obtaining regulatory approval to market Cinryze™, market acceptance of Cinryze™, maintaining the orphan drug status associated with Cinryze™, the risks associated with dependence upon key personnel, and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the “Risk Factors that May Affect Results” section of our filings with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

Additional Information About this Transaction

In connection with the proposed merger, ViroPharma will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Lev that also constitutes a prospectus of ViroPharma. Lev will mail the proxy statement/prospectus to its stockholders. ViroPharma and Lev urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from ViroPharma’s website (www.viropharma.com) under the tab “Investors” and then under the item “SEC Filings”. You may also obtain these documents, free of charge, from Lev’s website (www.levpharma.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”

Proxy Solicitation

ViroPharma, Lev and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Lev stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Lev stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about ViroPharma’s executive officers and directors in its definitive proxy statement filed with the SEC on April 11, 2008. You can find information about Lev’s executive officers and directors in definitive proxy statement filed with the SEC on April 16, 2008. You can obtain free copies of these documents from ViroPharma and Lev using the contact information above.

# # #

5